UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

BALL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, Colorado		80021-2510
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 469-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                Regulation FD Disclosure.

On May 17, 2016, Ball Corporation, an Indiana corporation (“Ball”), published a prospectus prepared in accordance with the Prospectus Rules of the U.K. Financial Conduct Authority made under Section 73A of the U.K. Financial Services and Markets Act 2000, as amended (the “U.K. Prospectus”), relating to the shares of Ball common stock to be issued as consideration in Ball’s previously announced proposed offer to acquire all of the issued and to be issued share capital of Rexam PLC, a public limited company registered in England and Wales (“Rexam”). Rexam shareholders should refer to the U.K. Prospectus solely for the purpose of considering the offer of shares of Ball common stock unless they are prohibited or restricted from doing so by any relevant laws or regulations. The U.K. Prospectus is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this report shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Ball Corporation U.K. Prospectus, dated May 17, 2016

Advertisement

This Current Report is deemed to be an advertisement for the purposes of the U.K. Prospectus Rules and is not a prospectus or a prospectus equivalent document. Any decision by Rexam shareholders to subscribe for, purchase, otherwise acquire, sell, or otherwise dispose of any shares of Ball common stock in connection with the proposed acquisition of Rexam by Ball must be made only on the basis of the information contained in and incorporated by reference into the U.K. Prospectus.

Forward-Looking Information

This Current Report on Form 8-K, and the documents incorporated by reference into this Current Report, contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions identify forward-looking statements. Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. Ball undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in Ball’s Form 10-K, which are available on Ball’s website and at www.sec.gov. Factors that might affect: a) Ball’s packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange or tax rates; b) Ball’s aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) Ball as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in Ball’s containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of Ball’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives; interest rates affecting Ball’s debt; and successful or unsuccessful acquisitions and divestitures, including, with respect to the proposed Rexam acquisition, the effect of the announcement of the acquisition on Ball’s business relationships, operating results and business generally; the occurrence of any event or other circumstances that could give rise to the termination of Ball’s definitive agreement with in respect of the acquisition; the outcome of any legal proceedings that may be instituted against Ball related to the definitive agreement with Rexam; the failure to satisfy conditions to completion of the acquisition of Rexam, including the receipt of all required regulatory approvals; and failure to complete the previously announced sale of certain proposed divested assets in order to obtain such regulatory approvals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date:	May 17, 2016	By:	/s/Charles E. Baker
Charles E. Baker
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ball Corporation U.K. Prospectus, dated May 17, 2016